Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227321, 333-240198, 333-238870 and 333-253151 on Form S-8, and Registration Statement No. 333-256149 on Form S-3 of our report dated June 30, 2020, relating to the financial statements of the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Houston, TX
July 1, 2022